Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

Avantor Announces Emmanuel Ligner as Next President and CEO

Seasoned Executive with Proven Track Record of Value Creation in Life Sciences

RADNOR, Pa. – July 21, 2025 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today announced that it has named Emmanuel Ligner, President and Chief Executive Officer, effective August 18, 2025.

Mr. Ligner succeeds Michael Stubblefield, who will, as previously announced, step down from his role as Director, President and Chief Executive Officer upon Mr. Ligner’s appointment.

Mr. Ligner brings more than 30 years of experience and an outstanding track record of driving growth and value creation in the life sciences industry. During his 12 years at GE Life Sciences, Mr. Ligner held several global leadership positions with a focus on commercial growth, culminating in his appointment as President and CEO. Following the sale of the biopharma business at GE Life Sciences to Danaher Corporation, Mr. Ligner led the launch of Cytiva and spent four years building the business into a powerful standalone life sciences brand including the integration of Pall Life Sciences. He most recently served as Chief Executive Officer of Cerba HealthCare.

“Emmanuel is a proven CEO and leader with extensive experience driving commercial growth and building high-performing, empowered teams at large-scale global life sciences organizations,” said Jonathan Peacock, Chairman of the Board of Directors. “The Board is confident Emmanuel is the right person to lead Avantor in its next chapter to deliver competitive growth and value in both Lab Solutions and Bioscience Production.”

Mr. Ligner said, “I have long admired Avantor as an industry leader with an attractive portfolio, global supply chain and diverse customer base. I believe this company has tremendous potential and I look forward to working closely with our Board, leadership team and the thousands of talented associates around the world to capitalize on market opportunities and create value for shareholders.”

About Emmanuel Ligner

Mr. Ligner most recently served as Chief Executive Officer at Cerba HealthCare. Prior to that, Mr. Ligner was President and Chief Executive Officer of Cytiva, a part of the Danaher Corporation. Before Cytiva, he held several leadership positions in North America, Europe, the Middle East and Africa, culminating in his appointment as President and Chief Executive Officer of GE Life Sciences. Mr. Ligner began his career in Japan with Otsuka Pharmaceuticals before joining Abbott Japan.

Mr. Ligner holds an MA of Commerce from Université e de Savoie in France and a BA of Marketing from University College of Wales in the U.K.

Second Quarter 2025 Results and Conference Call

As previously announced, Avantor will hold a conference call to discuss its second quarter 2025 financial results on Friday, August 1, 2025, at 8:00 a.m. Eastern Time.

About Avantor

Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit avantorsciences.com and find us on Linkedln, X (Twitter) and Facebook.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, including our cost transformation initiative, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and

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expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Investor Relations Contact

Allison Hosak

Senior Vice President, Global Communications

Avantor

908-329-7281

Allison.Hosak@avantorsciences.com

Global Media Contact

Eric Van Zanten

Head of External Communications

Avantor

610-529-6219

Eric.VanZanten@avantorsciences.com

SOURCE: Avantor and Financial News

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